UNITED TESTING GROUP                                             Balance
Deposits/Prepaids                                                9/30/96
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U.S. Shipping  (12/31/90)                                          1,000.00

Pen. Nom. Corp. (6/30/92)-lease
  in Presidential Commons-Atlanta                                  6,500.00

Courtland Court-11/93 security deposit, Add.Ill                    1,493.00             ADDISON ILL - BRANCH -LESSOR
Anderson Shroud (Ill rent prepaid)                                 1,558.18
ASG ASSETS MANAGEMENT
216 W  JACKSON BLVD
CHICAGO  ILL  60606  ; 312-541-7600

Advanta ---Security deposit on raid computer                         405.02             RAID COMPUTER-ATL
ADVANTA LEASING CORP
PO BOX  1228
VOORHEES  NJ  08043  ; 609-782-9222

CAUBLE  &  COMPANY   (Atlanta Rent prepaid)                        7,280.00             ATLANTA GA -BRANCH  - LESSOR
1355  PEACHTREE ST  N.E.   suite 500
ATLANTA  GA  30309  ;

Friden Neopost 1 yr Jan - Dec (prepaid)                              851.28             MAIL INSERTER/FOLDER-ATLANTA
FREIDEN NEOPOST
PO BOX  13206
NEWARK  NJ  07101-3206;  1-800-735-5343

Int'l time recording                                                  40.85

Lanier maint - Il copier (2 mos left prepaid)                        165.80

MOA lease (2 mos prepaid)                                          2,762.60             SPECTROMETER-ATL
NATIONS CREDIT COMM CORP
PO BOX 70261
CHICAGO ,ILL  60673;1-800-704-5210

Pacific Scientific            ( 1 yr prepaid)                        428.65             CALIBRATION CANTRACT
PACIFIC SCIENTIFIC-HIAC ROYCO DIV
11801 TECH  RD
SILVER SPRING  MD  20904-1909 ;301-680-7000

PITNEY BOWES   - 1year maintence                                   3,705.50             MAINTENENCE MAILING EQUIP-ATL
216 BUSINESS PARK DR
VIRGINIA BCH  VA  23462-6521  ;800-322-8000

Reliance Service (72.50 mtly)                                        217.50

Ribiero (Reno rent)                                                  856.10             RENO BRANCH - LESSOR
RIBEIRO CORP
6490 S McCARRAN  Bldg  E
RENO  NV  89509  ; 702-825-4661

Postmaster         ( Prepaid CALLER  FEE)                            375.00
U.S POSTMASTER
                                                    =====================
                                                                  27,639.48
                                                    =====================

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